UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Material Contracts

Simultaneous with the closing (“Closing”) of the acquisition of all the shares of the common stock of Insurers Administrative Corporation (“IAC") and Interlock Corporation (“Interlock”, together with IAC, “Acquired Companies”) on January 31, 2006 (“Closing Date”), IHC entered into an Employment Agreement with Scott M. Wood (“SMW”).  Immediately after Closing, SMW was appointed as the Co-Chief Operating Officer of IHC and the Chief Executive Officer and President of IAC.  In addition, on the same date, IAC entered into a revised Salary Continuation Agreement with SMW guaranteed by IHC.

Under the Employment Agreement, SMW will receive an annual base salary of $325,000 and other benefits applicable to IHC senior management; and he is entitled to a severance payment equal to such base salary for the longer of one year or the balance of the initial term (ending on February 1, 2009) in the event of a termination without cause.

Under the Salary Continuation Agreement, SMW will provide services to IAC as an employee and in a consultative capacity after retirement, and, subject to certain conditions therein, upon reaching the age of 65, will start to receive a monthly salary continuation payment of $25,000 for 10 years.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Closing, on the Closing Date, IHC agreed to issue to certain shareholders of the Acquired Companies, in the aggregate, 446,663 shares of IHC common stock, par value $1.00 per share.  The issuance of these securities was made pursuant to an exemption from registration provided by regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Scott M. Wood’s Appointment

SMW’s appointment is described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference.

SMW joined IAC in 1982 and was Vice President of IAC from 1986 until his promotion to Executive Vice President in 1989. In 1997, he was promoted to Executive Vice President and Chief Operating Officer.  IAC is a leading administrator, manager and distributor of individual and group health and life products.  SMW has spent his entire career developing and managing health and welfare plans. In particular, he has extensive knowledge and experience in the area of individual and small group major medical insurance including underwriting, claims, compliance, strategic planning and program management.

SMW does not have any family relationship with any director or executive officer of IHC, or any person nominated or chosen by IHC to become a director or executive officer.

Other than the Employment Agreement and the Salary Continuation Agreement, there is no arrangement or understanding between SMW and any other persons pursuant to which he was selected as an officer.

The material terms of the Employment Agreement and the Salary Continuation Agreement are set forth under item 1.01 of this current report on Form 8-K and incorporated herein by reference.

Simultaneous with the Closing, Mr. Stephen A. Wood, SMW’s father, entered into: (1) an employment agreement with IAC, pursuant to which he serves as Chairman of the Board of IAC and receives an annual base salary of $300,000 until September 20, 2007; (2) a consulting agreement with Standard Security Life Insurance Company of New York (“SSL”), a wholly owned subsidiary of IHC, pursuant to which he provides consulting services to SSL and receives an annual fee of $250,000 until September 20, 2007; (3) a consulting agreement with IAC effective September 21, 2007 and terminating on September 20, 2022, pursuant to which he will provide consulting services to IAC and receive an annual fee of $300,000.  Mr. Stephen A. Wood was the founder of IAC and its President and CEO until the Closing Date.

Simultaneous with the Closing, Ms. Christy Wood, SMW’s sister, entered into a revised salary continuation agreement with IAC, pursuant to which she will provide services to IAC as an employee and in a consultative capacity after retirement, and, subject to certain conditions therein, upon reaching the age of 65, will start to receive a monthly salary continuation payment of $12,500 for 10 years.  Ms. Wood joined IAC in 1997 and is currently the Vice President of Administration of IAC.

Mr. David T. Kettig’s Appointment

On January 31, 2006, simultaneous with the Closing, Mr. David T. Kettig was promoted to the Co-Chief Operating Officer of IHC.

Mr. Kettig has been Senior Vice President and Chief Legal Officer of IHC since March 2005; Chief Administrative Officer since April 2004; and Vice President—Legal and Secretary for more than the past five years.  For more than the past five years, he has been Senior Vice President and Chief Administrative Officer of SSL; since November 2002, Chief Operating Officer of AMIC and Independence American Insurance Company, a wholly-owned subsidiary of AMIC (“Independence American”); and, since September 2001, a director of Independence American.  Mr. Kettig will continue to serve in these capacities.

Mr. Kettig does not have any family relationship with any director or executive officer of IHC, or any person nominated or chosen by IHC to become a director or executive officer.

Item 8.01 Other Events

News Release of Independence Holding Company dated February 1, 2006 titled “Closing of Acquisition of Insurers Administrative Corporation Positions Independence Holding Company to Benefit from Expansion of Health Savings Accounts (HSAs)”.  A copy of the release is furnished as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1

News Release of Independence Holding Company dated February 1, 2006 titled “Closing of Acquisition of Insurers Administrative Corporation   Positions Independence Holding Company to Benefit from Expansion of Health Savings Accounts (HSAs)”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: /s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	February 6, 2006

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.Independenceholding.com
NYSE: IHC

NEWS RELEASE

CLOSING OF ACQUISITION OF INSURERS ADMINISTRATIVE CORPORATION POSITIONS INDEPENDENCE HOLDING COMPANY TO BENEFIT FROM

EXPANSION OF HEALTH SAVINGS ACCOUNTS (HSAs)

Stamford, Connecticut, February 1, 2006.  Independence Holding Company (NYSE: IHC) today announced that it closed yesterday on the acquisition of Insurers Administrative Corporation (“IAC”).  IAC is a leading distributor and manager of Consumer Driven Health Plans (CDHPs) with more than $220 million of individual and group health and life premiums and premium equivalents that insure more than 125,000 covered lives.

 CDHPs are often sold in conjunction with Health Savings Accounts (HSAs), which were the domestic health focal point of the State of the Union address last night.  President Bush called for expansion of HSAs through a variety of initiatives, including increasing the tax advantages for HSAs and HSA compatible health insurance plans.  The number of persons covered by CDHPs tied to HSAs has nearly tripled over the past 10 months to more than 3 million, according to new data compiled by America's Health Insurance Plans, a Washington D.C. based research group.  It is estimated that CDHP enrollment will reach 12 million participants (7% of the commercially insured market) by 2007 and soar to 24% of that market by 2010.

Scott Wood, newly appointed Co-Chief Operating Officer of IHC, commented, “HSAs have been referred to as ‘healthcare 401(k)s.’ 401(k) accounts revolutionized the way in which consumers control the investment of their retirement funds, and we believe that HSAs can have the same impact on the way in which consumers control the spending of their health dollars.  IHC is prepared for this evolution in healthcare financing through an innovative array of heath plan programs and readily scaleable ‘in-house’ administrative capabilities. Our CDHPs allow employers and individuals the flexibility to transition to HSA plans through proprietary dual health plan offerings and Health Savings Accounts or Health Reimbursement Arrangements (HRAs). For more information about HSAs and HRAs, please visit us at www.iacusa.com.”

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC)), and its managing general underwriters, third party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, long-term and short-term disability, employer-sponsored group major medical, short-term medical, group life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, employer-sponsored group major medical, short-term medical, dental, vision, credit life and disability and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.